Exhibit 99
FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD FOURTH QUARTER 2012 RESULTS
- EPS Increased 18% to $1.25 Compared to $1.06 a Year Ago, Excluding Certain Items
- Comparable Store Sales Up 12.0%
-Direct Revenue Increased 1.7%
- New Next-Generation Stores Significantly Outperform Legacy Store Base
- After-Tax Return on Invested Capital Increased 160 Basis Points to 15.9% for the Full Year

SIDNEY, Neb. (February 14, 2013) - Cabela's Incorporated (NYSE:CAB) today reported strong financial results for fourth quarter fiscal 2012.

For the quarter, adjusted for certain items, total revenue increased 15.2% to $1.133 billion; Retail store revenue increased 26.3% to $663.6 million; Direct revenue increased 1.7% to $385.5 million; and Financial Services revenue increased 7.2% to $83.2 million. For the quarter, comparable store sales increased 12.0%. During the quarter, the Company recognized a $12.5 million revenue reduction in its Financial Services business related to the previously disclosed Visa antitrust settlement. On a reported basis, total revenue increased 13.9% and Financial Services revenue decreased 8.9%. A detailed reconciliation and explanation regarding the Visa antitrust settlement is provided later in this release.

For the quarter, net income increased 19.7% to $89.8 million compared to $75.0 million in the year ago quarter, and earnings per diluted share were $1.25 compared to $1.06 in the year ago quarter, each adjusted for certain items. The Company reported GAAP net income of $68.0 million and earnings per diluted share of $0.95 as compared to GAAP net income of $69.8 million and earnings per diluted share of $0.99 in the year ago quarter. Fourth quarter 2012 GAAP results include impairment charges of $20.3 million primarily related to land held for sale and a $12.5 million revenue reduction related to the Visa antitrust settlement. Fourth quarter 2011 GAAP results include impairment charges of $7.8 million mostly related to the value of economic development bonds. See the supporting schedules to this earnings release labeled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of the GAAP to non-GAAP financial measures.

For fiscal 2012, net income increased 29.5% to $195.3 million compared to $150.8 million last year, and earnings per diluted share were $2.72 compared to $2.12 a year ago, each excluding certain items. The Company reported GAAP net income of $173.5 million and earnings per diluted share of $2.42 as compared to GAAP net income of $142.6 million and earnings per diluted share of $2.00 a year ago. Fiscal 2012 GAAP results include impairment charges of $20.3 million primarily related to land held for sale and a $12.5 million revenue reduction related to the Visa antitrust settlement. Fiscal year 2011 results include impairment and restructuring charges of $12.2 million. See the supporting schedules to this earnings release labeled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of the GAAP to non-GAAP financial measures.

"Every area of our Company performed at very high levels in the fourth quarter," said Tommy Millner, Cabela's Chief Executive Officer. "Sales and profit per square foot at our next-generation stores were 40% higher than our legacy stores. Comparable store sales, aided by a surge in firearms and ammunition, increased 12.0%, a new record, and our Direct business grew 1.7%, the first increase in 11 quarters. Assuming more normalized sales of firearms and ammunition, comparable store sales would have increased 5.0%. These strong results combined to improve ROIC by 160 basis points to 15.9% for the full year, the highest level we have seen in eight years."
"During the quarter, we made significant additional omni-channel investments in advertising," Millner said. "These investments helped accelerate comparable store sales and growth in Direct revenue. This acceleration has continued into the first quarter of 2013. Additionally, we are very encouraged with increases in new customers as it further expands our market share and has a positive long-term impact on our consumer franchise."
For the quarter, excluding firearms and ammunition, merchandise margin increased 60 basis points. Merchandise margin increased in each of the Company's 13 merchandise sub categories, including firearms and ammunition. Ongoing focus on Cabela's branded products, improved markdown management and greater vendor collaboration contributed to this improvement. Consolidated merchandise gross margin declined 20 basis points as a direct result of the mix effect from the firearm and ammunition surge.
The Cabela's CLUB Visa program also posted very strong results in the quarter. For the quarter, net charge-offs as a percentage of average credit card loans decreased 21 basis points to 1.91% compared to 2.12% in the prior year quarter. During the quarter, growth in average active credit card accounts accelerated to 9.4% due to retail square footage growth and increases in new customers in all channels. Additionally, average active credit card balance increased 2.9%.
"During the quarter, we opened our first Outpost store in Union Gap, Washington," Millner said. "This store is running ahead of our expectations, and we are thrilled with how this store is performing. As a result, our Board of Directors has authorized us to open an additional ten Outpost stores over the next four years. These stores will be a more effective tool for us to reach smaller markets across North America and further grow our market share. Our strategy is to use our significant cash flows to fund retail store expansion, and we expect to be able to open all of our planned stores in 2013 and 2014 with no external financing."

As previously announced, the Company's Board of Directors has approved a share repurchase program designed primarily to offset shareholder dilution resulting from the granting of equity-based compensation awards. As a result, the Company intends to repurchase up to 750,000 shares of its common stock in open market transactions through February 2014.
"So far this year, our revenue and profit growth remains strong," Millner said. "This growth, along with the strong performance of our new stores, makes us comfortable with the external earnings estimates for 2013."

Conference Call Information

A conference call to discuss fourth quarter fiscal 2012 operating results is scheduled for today (Thursday, February 14, 2013) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding opening an additional ten Outpost stores over the next four years, opening all planned stores in 2013 and 2014 with no external financing, repurchasing up to 750,000 shares of the Company's common stock through February 2014, and being comfortable with the external earnings estimates for 2013. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 31, 2011, and Form 10-Q for the fiscal quarter ended June 30, 2012), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenue:
Merchandise sales	$1,048,651	$903,926	$2,778,903	$2,505,733
Financial Services revenue	70,745	77,660	319,399	291,746
Other revenue	1,350	2,159	14,380	13,687
Total revenue	1,120,746	983,745	3,112,682	2,811,166

Cost of revenue:
Merchandise costs	668,730	575,278	1,769,161	1,613,241
Cost of other revenue	3	—	637	8
Total cost of revenue (exclusive of depreciation and amortization)	668,733	575,278	1,769,798	1,613,249
Selling, distribution, and administrative expenses	327,507	290,803	1,046,861	954,125
Impairment and restructuring charges	20,324	7,801	20,324	12,244

Operating income	104,182	109,863	275,699	231,548

Interest expense, net	(3,948)	(6,105)	(20,123)	(24,427)
Other non-operating income, net	1,999	1,690	6,138	7,346

Income before provision for income taxes	102,233	105,448	261,714	214,467
Provision for income taxes	34,201	35,620	88,201	71,847

Net income	$68,032	$69,828	$173,513	$142,620

Earnings per basic share	$0.97	$1.01	$2.48	$2.06
Earnings per diluted share	$0.95	$0.99	$2.42	$2.00

Basic weighted average shares outstanding	70,041,784	69,166,725	69,856,258	69,194,663
Diluted weighted average shares outstanding	71,700,567	70,718,826	71,709,873	71,274,242

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	December 29, 2012	December 31, 2011
CURRENT
Cash and cash equivalents	$288,750	$304,679
Restricted cash of the Trust	17,292	18,296
Accounts receivable, net	46,081	47,127
Credit card loans (includes restricted credit card loans of the Trust of $3,523,133 and $3,142,151), net of allowance for loan losses of $65,600 and $73,350	3,497,472	3,094,163
Inventories	552,575	494,828
Prepaid expenses and other current assets	132,694	146,479
Income taxes receivable and deferred income taxes	54,164	5,709
Total current assets	4,589,028	4,111,281
Property and equipment, net	1,021,656	866,899
Land held for sale or development	23,448	38,393
Economic development bonds	85,041	86,563
Other assets	28,990	30,635
Total assets	$5,748,163	$5,133,771

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $30,125 and $19,124	$285,039	$266,793
Gift instruments, and credit card and loyalty rewards programs	262,653	227,414
Accrued expenses	180,906	143,695
Time deposits	367,350	88,401
Current maturities of secured variable funding obligations of the Trust	325,000	460,000
Current maturities of secured long-term obligations of the Trust	—	425,000
Current maturities of long-term debt	8,402	8,387
Total current liabilities	1,429,350	1,619,690
Long-term time deposits	680,668	893,912
Secured long-term obligations of the Trust, less current maturities	1,827,500	977,500
Long-term debt, less current maturities	328,133	336,535
Deferred income taxes	10,571	26,367
Other long-term liabilities	95,962	98,451

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—
Common Stock, $0.01 par value; Authorized - 245,000,000 shares;
Issued - 70,545,558 and 69,641,818 shares
Outstanding - 70,053,144 and 68,840,883 shares	705	696
Additional paid-in capital	351,161	334,925
Retained earnings	1,036,427	862,914
Accumulated other comprehensive income	5,542	2,731
Treasury stock, at cost - 492,414 and 800,935 shares	(17,856)	(19,950)
Total stockholders' equity	1,375,979	1,181,316
Total liabilities and stockholders' equity	$5,748,163	$5,133,771

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenue:
Retail	$663,593	$525,607	$1,849,582	$1,550,442
Direct	385,477	378,931	930,943	956,834
Financial Services	70,745	77,660	319,399	291,746
Other	931	1,547	12,758	12,144
Total revenue	$1,120,746	$983,745	$3,112,682	$2,811,166

Operating Income (Loss):
Retail	$144,151	$108,425	$345,040	$263,010
Direct	61,678	68,055	155,237	172,163
Financial Services	674	15,910	74,182	59,032
Other	(102,321)	(82,527)	(298,760)	(262,657)
Total operating income	$104,182	$109,863	$275,699	$231,548

As a Percentage of Total Revenue:
Retail revenue	59.2%	53.4%	59.4%	55.2%
Direct revenue	34.4	38.5	29.9	34.0
Financial Services revenue	6.3	7.9	10.3	10.4
Other revenue	0.1	0.2	0.4	0.4
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	21.7%	20.6%	18.7%	17.0%
Direct operating income	16.0	18.0	16.7	18.0
Financial Services operating income	1.0	20.5	23.2	20.2
Total operating income as a percentage of total revenue	9.3	11.2	8.9	8.2

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Interest and fee income	$79,562	$73,112	$301,699	$277,242
Interest expense	(13,713)	(14,795)	(54,092)	(70,303)
Provision for loan losses	(13,529)	(11,671)	(42,760)	(39,287)
Net interest income, net of provision for loan losses	52,320	46,646	204,847	167,652
Non-interest income:
Interchange income	71,763	74,729	292,151	267,106
Other non-interest income	1,289	3,836	12,364	13,620
Total non-interest income	73,052	78,565	304,515	280,726
Less: Customer rewards costs	(54,627)	(47,551)	(189,963)	(156,632)
Financial Services revenue	$70,745	$77,660	$319,399	$291,746

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Interest and fee income	9.7%	10.0%	9.7%	10.1%
Interest expense	(1.7)	(2.0)	(1.7)	(2.6)
Provision for loan losses	(1.6)	(1.6)	(1.4)	(1.4)
Interchange income	8.7	10.2	9.4	9.7
Other non-interest income	0.2	0.5	0.4	0.5
Customer rewards costs	(6.7)	(6.5)	(6.1)	(5.7)
Financial Services revenue	8.6%	10.6%	10.3%	10.6%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP REVENUE MEASURES
OF FINANCIAL SERVICES SEGMENT
(Unaudited)

On July 13, 2012, the parties to the Visa antitrust litigation announced that they had entered into a memorandum of understanding to enter into a settlement agreement to resolve their claims. On November 9, 2012, the settlement received preliminary court approval.  The settlement agreement requires, among other things, the distribution to class merchants of an amount equal to 10 basis points of default interchange across all credit rate categories for a period of eight consecutive months. As a result of the preliminary court approval, the Company recorded a liability of $12.5 million as of December 29, 2012, to accrue for the proposed settlement as a reduction of interchange income in the Financial Services segment. Upon final approval, it is expected that the Company's merchandising business will benefit modestly from this interchange reduction and receive its share of the cash payment related to the settlement agreement, which has not been accrued.
To supplement the Company's revenue components of our Financial Services segment presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed two non-GAAP measures of operating results that exclude the $12.5 million reduction of interchange income for the proposed Visa settlement. Interchange income and total Financial Services revenue are presented below both as reported (on a GAAP basis) and excluding the reduction of interchange income for the proposed Visa settlement. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations as they relate to our Financial Services segment. The following non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.

	December 29, 2012	December 31, 2011	Increase (Decrease)	% Change
	(Dollars in Thousands)
Three Months Ended:
Interchange income	$71,763	$74,729	$(2,966)	(4.0)%
Adjustment for Visa antitrust settlement	12,500	—	12,500
Interchange income - 2012 non-GAAP adjusted	$84,263	$74,729	$9,534	12.8%

Total Financial Services revenue	$70,745	$77,660	$(6,915)	(8.9)%
Adjustment for Visa antitrust settlement	12,500	—	12,500
Total Financial Services revenue - 2012 non-GAAP adjusted	$83,245	$77,660	$5,585	7.2%

Interchange income as a percentage of average total credit card loans - 2012 non-GAAP adjusted	10.3%	10.2%	0.1%
Financial Services revenue as a percentage of average total credit card loans - 2012 non-GAAP adjusted	10.1%	10.6%	(0.5)%

Fiscal Year Ended:
Interchange income	$292,151	$267,106	$25,045	9.4%
Adjustment for Visa antitrust settlement	12,500	—	12,500
Interchange income - 2012 non-GAAP adjusted	$304,651	$267,106	$37,545	14.1%

Financial Services revenue	$319,399	$291,746	$27,653	9.5%
Adjustment for Visa antitrust settlement	12,500	—	12,500
Financial Services revenue - 2012 non-GAAP adjusted	$331,899	$291,746	$40,153	13.8%

Interchange income as a percentage of average total credit card loans - 2012 non-GAAP adjusted	9.8%	9.7%	0.1%
Financial Services revenue as a percentage of average total credit card loans - 2012 non-GAAP adjusted	10.7%	10.6%	0.1%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES SEGMENT
(Dollars in Thousands Except Average Balance per Account )
(Unaudited)

Key statistics reflecting the performance of the Financial Services segment are shown in the following charts:

	Three Months Ended
	December 29, 2012	December 31, 2011	Increase (Decrease)	% Change

Average balance of credit card loans (1)	$3,282,039	$2,917,083	$364,956	12.5%
Average number of active credit card accounts	1,635,200	1,495,242	139,958	9.4

Average balance per active credit card account (1)	$2,007	$1,951	$56	2.9

Net charge-offs on credit card loans (1)	$15,633	$15,493	$140	0.9
Net charge-offs as a percentage of average credit card loans (1)	1.91%	2.12%	(0.21)%
(1) Includes accrued interest and fees

	Fiscal Year Ended
	December 29, 2012	December 31, 2011	Increase (Decrease)	% Change

Average balance of credit card loans (1)	$3,095,781	$2,745,118	$350,663	12.8%
Average number of active credit card accounts	1,537,209	1,416,887	120,322	8.5

Average balance per active credit card account (1)	$2,014	$1,937	$77	4.0

Net charge-offs on credit card loans (1)	$57,803	$64,520	$(6,717)	(10.4)
Net charge-offs as a percentage of average credit card loans (1)	1.87%	2.35%	(0.48)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(Unaudited)

Return on invested capital (“ROIC”) is not a measure of financial performance under GAAP and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of efficiency and effectiveness of its use of capital.
The Company measures ROIC by dividing adjusted net income by average total capital. Adjusted net income is calculated by adding interest expense, rent expense, and Retail segment depreciation and amortization (all after tax) to reported net income excluding: (1) any losses on sales of assets, (2) any impairment charges or fixed asset write-downs, and (3) any accumulated amortization of deferred grant income caused by other-than-temporary impairment losses of economic development bonds (all after tax). Total capital is calculated by adding current maturities of long-term debt, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to long-term debt (excluding all debt of the Financial Services segment) and then subtracting cash and cash equivalents (excluding cash and cash equivalents of the Financial Services segment). Average total capital is calculated as the sum of current and prior year ending total capital divided by two. The following table reconciles the components of ROIC to the most comparable GAAP financial measures.

	Fiscal Year Ended
	December 29, 2012	December 31, 2011
	(Dollars in Thousands)

Net income as reported	$173,513	$142,620
Add back:
Interest expense	20,171	24,454
Rent expense	13,605	9,541
Depreciation and amortization - Retail segment	46,997	41,506
Exclude:
Impairment charges or fixed asset write-downs	19,015	4,771
Accumulated amortization of deferred grant income	1,309	6,538
	101,097	86,810

After tax effect	67,027	57,729
Effective tax rate	33.7%	33.5%

Adjusted net income	$240,540	$200,349

Total capital:
Current maturities of long-term debt	$8,402	$8,387
Operating leases capitalized at 8x next year's annual minimum lease payments	95,168	85,968
Total stockholders' equity	1,375,979	1,181,316
Long-term debt (excluding Financial Services segment)	328,133	336,535
	1,807,682	1,612,206
Less:
Cash and cash equivalents	(288,750)	(304,679)
Add back cash and cash equivalents at the Financial Services segment	91,365	117,035
	(197,385)	(187,644)

Adjusted total capital	$1,610,297	$1,424,562

Average total capital	$1,517,430	$1,397,951

Return on Invested Capital	15.9%	14.3%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's consolidated statements of income presented in accordance with GAAP, management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Total revenue, impairment and restructuring charges, operating income, provision for income taxes, net income, and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the reduction of interchange income for the proposed Visa settlement recorded in the three months and fiscal year ended December 29, 2012, and (ii) the impairment and restructuring charges recorded in the three months and fiscal years ended December 29, 2012, and December 31, 2011, respectively. For the 2012 periods, the impairment charges relate primarily to land held for sale, and for the 2011 periods, the impairment and restructuring charges include write-downs on economic development bonds and land held for sale and severance and related costs. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended
	December 29, 2012			December 31, 2011
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (1)	$1,120,746	$12,500	$1,133,246	$983,745	$—	$983,745

Total cost of revenue (exclusive of depreciation and amortization)	668,733	—	668,733	575,278	—	575,278
Selling, distribution, and administrative expenses	327,507	—	327,507	290,803	—	290,803
Impairment and restructuring charges (2)	20,324	(20,324)	—	7,801	(7,801)	—

Operating income	104,182	32,824	137,006	109,863	7,801	117,664

Interest expense, net	(3,948)	—	(3,948)	(6,105)	—	(6,105)
Other non-operating income	1,999	—	1,999	1,690	—	1,690
Income before provision for income taxes	102,233	32,824	135,057	105,448	7,801	113,249
Provision for income taxes	34,201	11,062	45,263	35,620	2,626	38,246

Net income	$68,032	$21,762	$89,794	$69,828	$5,175	$75,003

Earnings per basic share	$0.97	$0.31	$1.28	$1.01	$0.07	$1.08

Earnings per diluted share	$0.95	$0.30	$1.25	$0.99	$0.07	$1.06

	Fiscal Year Ended
	December 29, 2012			December 31, 2011
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (1)	$3,112,682	$12,500	$3,125,182	$2,811,166	$—	$2,811,166

Total cost of revenue (exclusive of depreciation and amortization)	1,769,798	—	1,769,798	1,613,249	—	1,613,249
Selling, distribution, and administrative expenses	1,046,861	—	1,046,861	954,125	—	954,125
Impairment and restructuring charges (2)	20,324	(20,324)	—	12,244	(12,244)	—

Operating income	275,699	32,824	308,523	231,548	12,244	243,792

Interest expense, net	(20,123)	—	(20,123)	(24,427)	—	(24,427)
Other non-operating income	6,138	—	6,138	7,346	—	7,346
Income before provision for income taxes	261,714	32,824	294,538	214,467	12,244	226,711
Provision for income taxes	88,201	11,062	99,263	71,847	4,102	75,949

Net income	$173,513	$21,762	$195,275	$142,620	$8,142	$150,762

Earnings per basic share	$2.48	$0.31	$2.79	$2.06	$0.12	$2.18

Earnings per diluted share	$2.42	$0.30	$2.72	$2.00	$0.12	$2.12

(1)	Reflects an accrual for a reduction in interchange income related to the proposed settlement of the Visa antitrust litigation.

(2)
Reflects impairment losses recognized in the three months and fiscal year ended December 29, 2012. primarily on land held for sale. In the three months and fiscal year ended December 31, 2011, reflects impairment losses primarily on economic development bonds and land held for sale as well as restructuring charges for severance and related benefits.